UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2008

State Bancorp, Inc.

(Exact name of registrant as specified in its charter)

New York	001-14783	11-2846511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Jericho Plaza

Jericho, NY 11753

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (516) 465-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On December 5, 2008, State Bancorp, Inc. (the “Company”) issued to the United States Department of the Treasury (“Treasury”) for aggregate consideration of $36,842,000 (i) 36,842 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share and liquidation preference $1,000 per share (the “Series A Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 465,569 shares of the Company’s common stock, par value $5.00 per share (the “Common Stock”). Such securities were issued pursuant to a letter agreement dated December 5, 2008 and the Securities Purchase Agreement – Standard Terms attached thereto (collectively, the “Purchase Agreement”) between the Company and the Treasury. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series A Preferred Stock will qualify as Tier 1 capital for bank regulatory purposes and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter. The Series A Preferred Stock may be redeemed by the Company after three years or, prior to the end of three years, only with the proceeds from a Qualified Equity Offering (as defined in the Certificate of Amendment described in Item 5.03). After three years, the Company may, at its option, redeem the Series A Preferred Stock at par value plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. Prior to December 5, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its Common Stock cash dividend or repurchase its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A consequence of the Series A Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Company pays to executive management and limits the amount paid to a senior executive officer as termination pay in the event of involuntary discharge or resignation with good reason.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price equal to $11.87 per share of the Common Stock. The Warrant provides for the adjustment of the exercise price and the number of shares of the Company’s Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s Common Stock, and upon certain issuances of the Company’s Common Stock at or below a specified price relative to the initial exercise price. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Company receives aggregate gross cash proceeds of not less than $36,842,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series A Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series A Preferred Stock, may be issued. The Company has agreed to register the Series A Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series A Preferred Stock and the Warrant. Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the Company receiving aggregate gross cash proceeds of not less than $36,842,000 from Qualified Equity Offerings and December 31, 2009.

Item 3.03	Material Modification to Rights of Securityholders.

Prior to December 5, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury has transferred the Series A Preferred Stock to a third party, the consent of the Treasury will be required for the Company to (i) to declare or pay dividends or make any distributions on the Common Stock (other than regular quarterly cash dividend of not more than $0.10 per share of Common Stock), or (ii) purchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.

In addition, pursuant to the Certificate of Amendment to the Company’s Certificate of Incorporation, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other equity or capital securities, will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Amendment described in Item 5.03.

Item 5.02	Departure of directors or certain officers; Election of directors; Appointment of certain officers; Compensatory arrangements of certain officers.

In the Purchase Agreement, the Company agreed that until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under EESA that has been issued and is in effect as of the date of issuance of the Series A Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with EESA, and the applicable executives have consented to the foregoing.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 5, 2008, the Company filed with the Secretary of State of the State of New York a Certificate of Amendment to the Company’s Certificate of Incorporation establishing the designations, preferences, limitations and relative rights of the Series A Preferred Stock. A copy of the Certificate of Amendment is attached as Exhibit 3.1 hereto and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed as part of this report.

3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, establishing the terms of the Series A Preferred Stock, dated December 5, 2008.

4.1	Form of Certificate for the Series A Preferred Stock.

4.2	Warrant for Purchase of Shares of Common Stock, issued on December 5, 2008.

10.1	Letter Agreement including the Securities Purchase Agreement – Standard Terms attached thereto, dated December 5, 2008, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2008	State Bancorp, Inc.

	By:	/s/ Brian K. Finneran
Brian K. Finneran
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 3.1	Certificate of Amendment to the Company’s Certificate of Incorporation, establishing the terms of the Series A Preferred Stock, dated December 5, 2008.

Exhibit 4.1	Form of Certificate for the Series A Preferred Stock.

Exhibit 4.2	Warrant for Purchase of Shares of Common Stock, issued on December 5, 2008.

Exhibit 10.1	Letter Agreement including the Securities Purchase Agreement – Standard Terms attached thereto, dated December 5, 2008, between the Company and United States Department of the Treasury, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant.

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